                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K
                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               February 11, 1998


                           TOMORROW'S MORNING, INC.
            (Exact name of registrant as specified in its charter)

          California                         0-29050                     95-4379805
(State or other jurisdiction of      (Commission File Number)          (IRS Employer
 incorporation or organization)                                    Identification No.)

           125 South Barrington Place, Los Angeles, California 90049
                   (Address of principal executive offices)


                                (310) 440-2778
                        (Registrant's telephone number)
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Item 4. Changes in Registrant's Certifying Accountant
-----------------------------------------------------

     On February 11, 1998, Tomorrow's Morning, Inc. (the "Company") engaged Stonefield Josephson, Inc. (the "New Accountants") as its independent certified public accountants, replacing Coopers & Lybrand, L.L.P. (the "Former Accountants"), which resigned as independent auditors and independent certified public accountants on January 29, 1998. The Company has consulted the New Accountants regarding the Company's presentation on Form 10-QSB/A-2 for the period ended September 30, 1997 of loans receivable from a shareholder (the "Loans") as assets rather than as a contra-equity item, which was the subject of disagreement between the Company and the Former Accountants. Since the resignation of the Former Accountants, the Company has not consulted with them further regarding their position on this issue. Prior to the filing of this Form 8-K with the Securities and Exchange Commission (the "SEC"), as required by SEC rules, the Company requested the New Accountants review the foregoing disclosures and has given them the opportunity to furnish the Company with a letter containing any new information, clarification of the Company's position on the issue regarding the Loans or the respects in which the New Accountants may disagree with the foregoing disclosures. The New Accountants have indicated that they do not plan to provide such a letter at this time.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 1998               By:  /s/ STEVEN RAFT
                                            ------------------------------------
                                            Steven Raft, Chief Financial Officer